Exhibit 99.1

Contact: Garland W. Koch
Chief Financial Officer
United PanAm Financial Corp.
949.224.1244
e-mail: gkoch@upfc.com

FOR IMMEDIATE RELEASE

UNITED PANAM FINANCIAL CORP.

NEWS RELEASE

Newport Beach, Calif., September 3, 2004

United PanAm Financial Corp., a California corporation (the “Company” or “UPFC”) (NASDAQ: UPFC), announced today that it has filed its quarterly report on Form 10-Q for the quarter ended June 30, 2004. In addition, the Company simultaneously filed an amended Annual Report on Form 10-K/A for the year ended December 31, 2003 and an amended quarterly report on Form 10-Q/A for the quarter ended March 31, 2004. The Company’s restated financials for the year ended December 31, 2002 and subsequent interim periods are included in the 2003 Annual Report on Form 10-K/A.

UPFC had delayed the filing of its second quarter report because, as the Company previously announced, based upon a review of historical loss data from 1996 forward, utilizing the revised methodology adopted by the Company for determining the adequacy of the Company’s allowance for loan losses and the related provisions for loan losses, management, in consultation with the Company’s auditor, had determined that additional provision for losses would be required for the year ended December 31, 2002. Accordingly, the Company has restated its financial statements for the years ended December 31, 2002 and 2003 and subsequent interim period to reflect such additional provisions.

Any statements set forth above that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act (“SLRA”) of 1995, including statements concerning the Company’s strategies, plans, objectives and intentions. Such statements are subject to a variety of estimates, risks and uncertainties, known and unknown, which may cause the company’s actual results to differ materially from those anticipated in such forward-looking statements. Potential risks and uncertainties are detailed from time to time in the Company’s filings with the United States Securities and Exchange Commission.